Exhibit 10.15

EXECUTION COPY

[LEAF CAPITAL FUNDING III, LLC]

FORBEARANCE AND RESERVATION OF RIGHTS

This FORBEARANCE AND RESERVATION OF RIGHTS (this “Forbearance”), dated as of October 30, 2009, is entered into by and among LEAF CAPITAL FUNDING III, LLC (the “Borrower”), LEAF FINANCIAL CORPORATION (the “Servicer”), MORGAN STANLEY BANK, N.A. (f/k/a Morgan Stanley Bank) (“Morgan Stanley”), as a Class A Lender and Collateral Agent, MORGAN STANLEY ASSET FUNDING INC. (“Morgan Stanley AFI”), as a Class B Lender, THE ROYAL BANK OF SCOTLAND PLC (“RBS”), as a Class A Lender and as a Class B Lender, LYON FINANCIAL SERVICES, INC. (d/b/a U.S. Bank Portfolio Services) (the “Backup Servicer”), U.S. BANK NATIONAL ASSOCIATION, as Custodian (in such capacity, the “Custodian”) and as Lenders’ Bank (in such capacity, the “Lenders’ Bank”), and MORGAN STANLEY CAPITAL SERVICES INC. (the “Qualifying Swap Counterparty”).

BACKGROUND

1.     The Borrower, the Servicer, Morgan Stanley, Morgan Stanley AFI, RBS, the Backup Servicer, the Custodian and the Lenders’ Bank are parties to the Receivables Loan and Security Agreement, dated as of November 1, 2007 (as amended, supplemented or otherwise modified through the date hereof, the “RLSA”). Capitalized terms used herein but not defined herein shall have the meanings set forth in the RLSA.

2.     The Borrower and the Qualifying Swap Counterparty are parties to a Qualifying Interest Rate Swap dated as of November 1, 2007 (as amended, supplemented or otherwise modified through the date hereof, and including all swap transactions entered into pursuant thereto, the “Swap Agreement”).

3.     The Borrower and the Servicer have requested that the Secured Parties (the “Forbearing Parties”) forbear for a period of time from exercising certain of their rights under the RLSA as set forth in Section 1(a) below. Such Persons are willing to agree to such forbearance, subject to the terms and conditions hereof.

4.     The Borrower has also requested that the Qualifying Swap Counterparty forbear for a period of time from exercising certain of its rights under the Swap Agreement as set forth in Section 1(b) below. The Qualifying Swap Counterparty is willing to agree to such forbearance, subject to the terms and conditions hereof.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

SECTION 1. Forbearance.

(a)     The Servicer and the Borrower hereby notify the Forbearing Parties that the aggregate outstanding principal amount of the Loans and all accrued Fees and interest and other Obligations will not be paid in full on or prior to the Facility Maturity Date (such condition, the “Breach”). The occurrence of the Breach constitutes each of the events set forth on Schedule A attached hereto solely in connection with the Breach (the “Maturity Failures”), and entitles the Forbearing Parties to exercise rights and remedies pursuant to the RLSA and the other Transaction Documents absent the forbearance provided for hereunder. For the period commencing on the Facility Maturity Date and ending on the close of business on December 1, 2009 (the “Forbearance Period”), the Forbearing Parties will forbear from exercising their rights and remedies resulting solely from the Maturity Failures; provided, however that notwithstanding the foregoing (a) during the Forbearance Period the Class A Interest Rate will be computed in accordance with clause (iii) of the definition thereof set forth in the RLSA on each date during the Forbearance Period, provided such date is after the Facility Maturity Date, (b) during the Forbearance Period the Class B Interest Rate will be computed in accordance with clause (iii) of the definition thereof set forth in the RLSA on each date during the Forbearance Period, provided such date is after the Facility Maturity Date, (c) on each Remittance Date during the Forbearance Period that occurs after the Facility Maturity Date, funds held in the Collection Account shall be distributed in accordance with Section 2.04 of the RLSA as though the Facility Maturity Date shall have occurred and (d) on or prior to November 23, 2009, the Borrower shall pay to each Class B Lender the scheduled principal paydown with respect to each such Class B Lender’s Class B Loan in accordance with the provisions of Section 2.16 of the RLSA. The forbearance provided herein shall not extend to any Event of Default, Program Termination Event or Servicer Default other than the Maturity Failures and all of the Forbearing Parties’ rights and remedies with respect thereto are hereby reserved. Further, the forbearance provided herein shall not derogate from the Forbearing Parties’ rights to collect, reserve and/or apply proceeds of Pledged Assets to payment of outstanding liabilities as may be specifically provided for in the RLSA and the other Transaction Documents. If the foregoing forbearance is not extended by the Forbearing Parties by the end of the Forbearance Period, the Borrower and the Servicer hereby acknowledge that the Maturity Failures shall exist and that the Controlling Holders shall be fully entitled to declare the Program Termination Date and each Forbearing Party shall be fully entitled to exercise all other rights and remedies with respect thereto under the RLSA and the other Transaction Documents.

(b)     The Borrower hereby notifies the Qualifying Swap Counterparty that one or more of the Maturity Failures constitutes the “Additional Termination Event” (as defined in the Swap Agreement) set forth in clause (i) of Part 1(j) of the Swap Agreement and entitles the Qualifying Swap Counterparty to exercise remedies pursuant thereto absent the forbearance provided for hereunder. The Qualifying Swap Counterparty hereby agrees to forbear from exercising its rights and remedies resulting solely from such “Additional Termination Event” or the Breach and each of the Qualifying Swap Counterparty and the Borrower hereby agrees that the “Early Termination Date” under (and as defined in) the Swap Agreement shall not be declared as a result of such “Additional Termination Event” during the Forbearance Period. If the foregoing forbearance is not extended by the Qualifying Swap Counterparty by the end of the Forbearance Period, the Borrower hereby acknowledges that such “Additional Termination Event” shall exist under the Swap Agreement and that the Qualifying Swap Counterparty shall be fully entitled to exercise all rights and remedies with respect thereto under the Swap Agreement.

SECTION 2. Representations and Warranties. Each of the Borrower and Servicer represents and warrants that:

(a)     except as expressly described in Section 1 above, no event or condition has occurred and is continuing which would constitute an Event of Default, a Termination Event, a Program Termination Event, a Servicer Default, a “Termination Event” under the Swap Agreement, an “Event of Default” under the Swap Agreement, or any event that, if it continued uncured, with the lapse of time or notice, or both, would constitute any of the foregoing events; and

(b)     except as expressly described in Section 1 above, its representations and warranties set forth in the RLSA, the Swap Agreement and the other Transaction Documents are true and correct as of the date hereof, as though made on and as of such date (except to the extent such representations and warranties relate solely to an earlier date and then as of such earlier date), and such representations and warranties shall continue to be true and correct (to such extent) after giving effect to the transactions contemplated hereby.

SECTION 3. Effect of Forbearance; Ratification. Except as expressly set forth herein, the RLSA, the Swap Agreement and each of the other Transaction Documents remain in full force and effect and are hereby ratified. This Forbearance shall not be deemed to expressly or impliedly waive, amend, or supplement any provision of the RLSA or the Swap Agreement other than as specifically set forth herein.

SECTION 4. Expenses. The Borrower agrees to pay on demand all reasonable costs and expenses of the Forbearing Parties and the Qualifying Swap Counterparty (including costs and expenses of counsel for the Forbearing Parties and the Qualifying Swap Counterparty) incurred in connection with the preparation, execution and delivery of this Forbearance.

SECTION 5. Counterparts. This Forbearance may be executed in any number of counterparts and by different parties on separate counterparts, and each counterpart shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

SECTION 6. Governing Law. This Forbearance shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the conflicts of law principles thereof (other than Section 5-1401 of the New York General Obligations Law).

SECTION 7. Section Headings. The various headings of this Forbearance are inserted for convenience only and shall not affect the meaning or interpretation of this Forbearance or any provision hereof.

SECTION 8. Entire Agreement. This Forbearance is intended by the parties hereto to be the final expression of their agreement with respect to the subject matter hereof, and is the complete and exclusive statement of the terms thereof, notwithstanding any representations, statements or agreements to the contrary heretofore made.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Forbearance as of the date first written above.

LEAF CAPITAL FUNDING III, LLC, as Borrower

By:	/s/ Miles Herman
Name:	Miles Herman
Title:	President, COO

LEAF FINANCIAL CORPORATION, as Servicer

By:	/s/ Miles Herman
Name:	Miles Herman
Title:	President, COO

S-1	Forbearance and Reservation of Rights (Leaf Capital Funding III, LLC)

MORGAN STANLEY BANK, N.A., as a Class A Lender and Collateral Agent

By:	/s/ Charles C. O’Brien
Name:	Charles C. O’Brien
Title:	Chief Credit Officer

S-2	Forbearance and Reservation of Rights (Leaf Capital Funding III, LLC)

MORGAN STANLEY ASSET FUNDING INC., as a Class B Lender

By:	/s/ Stephen W. Holmes
Name:	Stephen W. Holmes
Title:	Authorized Signatory

S-3	Forbearance and Reservation of Rights (Leaf Capital Funding III, LLC)

THE ROYAL BANK OF SCOTLAND PLC, as a Class A Lender and as a Class B Lender

By:	/s/ Jere P. Dieck
Name:	Jere P. Dieck
Title:	Managing Director

S-4	Forbearance and Reservation of Rights (Leaf Capital Funding III, LLC)

MORGAN STANLEY CAPITAL SERVICES INC., as Qualifying Swap Counterparty

By:	/s/ Charmaine Fearon
Name:	Charmaine Fearon
Title:	Authorized Signatory

S-5	Forbearance and Reservation of Rights (Leaf Capital Funding III, LLC)

LYON FINANCIAL SERVICES, INC. (d/b/a U.S. Bank Portfolio Services), as Backup Servicer

By:	/s/ John Docken
Name:	John Docken
Title:	SVP

S-6	Forbearance and Reservation of Rights (Leaf Capital Funding III, LLC)

U.S. BANK NATIONAL ASSOCIATION, as Custodian and Lenders’ Bank

By:	/s/ Diane L. Reynolds
Name:	Diane L. Reynolds
Title:	Vice President

S-7	Forbearance and Reservation of Rights (Leaf Capital Funding III, LLC)

SCHEDULE A

“Maturity Failures” means the occurrence of any of the following events:

(i) the Event of Default set forth in Section 7.01(k) of the RLSA,

(ii) the Event of Default set forth in Section 7.01(n) of the RLSA,

(iii) the Event of Default set forth in Section 7.01(r) of the RLSA,

(iv) the Event of Default set forth in Section 7.01(s) of the RLSA,

(v) the Event of Default set forth in Section 7.01(z) of the RLSA,

(vi) the Program Termination Event set forth in clause (ii) of the definition thereof in the RLSA,

(vii) the Program Termination Event set forth in clause (x) of the definition thereof in the RLSA,

(viii) the Program Termination Event set forth in clause (xi)(2) of the definition thereof in the RLSA and

(ix) the Servicer Default set forth in clause (iv) of the definition thereof in the RLSA.

A-1